UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2022

Group 1 Automotive, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13461	76-0506313
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 500 Houston, Texas 77024	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 647-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 24, 2022, Group 1 Automotive, Inc. (the “Company”) announced that Mr. Earl J. Hesterberg, the Company’s President and Chief Executive Officer (“CEO”), as well as a member of the Company’s Board of Directors (the “Board”), would resign from the position of President immediately, and would retire from the position of CEO and as a member of the Board effective as of December 31, 2022. The Board has appointed Mr. Daryl Kenningham to succeed Mr. Hesterberg in the role of CEO, effective January 1, 2023.

Also on August 24, 2022, the Board announced that Mr. Kenningham was appointed to the position of President and Chief Operating Officer and as a member of the Board, effective immediately. Mr. Kenningham, age 58, was serving as the Company’s President of U.S. Operations immediately prior to this announcement, a position he had held with the Company since 2019. From 2016 to 2017, Mr. Kenningham served as the Company’s Regional Vice President–West Region, and from 2011 to 2016, he served as the Company’s Regional Vice President–East Region. Prior to joining the Company, Mr. Kenningham was Chief Operating Officer at Ascent Automotive, a dealer group headquartered in Houston, Texas. Prior to that he enjoyed a 13-year career at Gulf States Toyota, an independent Toyota Distributor for the south-central U.S. where his roles included Senior Vice President of Dealer Operations, President of Gulf States Financial Services, a nationwide finance and insurance firm servicing the automotive sector, and President of U.S. Auto Logistics, an automotive transportation provider servicing a variety of auto manufacturers. Kenningham received his BA from the University of Michigan and an MBA from the Hough Graduate School of Business at the University of Florida. There was no arrangement or understanding between Mr. Kenningham and any other person(s) pursuant to which he was selected to be President and Chief Operating Officer of the Company, or as CEO, and Mr. Kenningham does not have any family relationships with any of the Company’s executive officers or directors. Mr. Kenningham is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

In connection with Mr. Hesterberg’s retirement, his employment agreement was amended to provide that December 31, 2022 would be the date on which his employment term would end and that such a termination was due to a voluntary retirement (the “Second Amendment to Employment Agreement”). No other changes are expected to be made to Mr. Hesterberg’s compensation arrangements or contracts with the Company.

In connection with Mr. Kenningham’s promotion, he entered into an amendment to his Incentive Compensation, Confidentiality, Non-Disclosure and Non-Compete Agreement (the “First Amendment to Incentive Agreement”) to provide that his new annual base salary would be set at $1,100,000 per year, beginning August 24, 2022.

The foregoing descriptions of the Second Amendment to Employment Agreement and the First Amendment to Incentive Agreement are only summaries and are qualified in their entirety by the terms of such agreements, copies of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

On August 24, 2022, the Company issued a press release announcing the change in titles of both Messrs. Hesterberg and Kenningham. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including the exhibits, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 24, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

Date: August 24, 2022	By:	/s/ Darryl M. Burman
	Name:	Darryl M. Burman
	Title:	Senior Vice President

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